UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2017

JOHNSON CONTROLS INTERNATIONAL PLC
__________________________________________
(Exact name of registrant as specified in its charter)

Ireland	001-13836	98-0390500
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Albert Quay
Cork, Ireland
(Address of Principal Executive Offices)

Registrant's Telephone Number, including Area Code: 353-21-423-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Executive Vice President and General Counsel
On November 9, 2017, Johnson Controls International plc (the “Company”) issued a press release announcing that Judith A. Reinsdorf, the Company’s Executive Vice President and General Counsel since March 2007, has resigned from her position effective November 15, 2017. The Company also announced the appointment of John Donofrio, to succeed Ms. Reinsdorf as the Company’s Executive Vice President and General Counsel, effective November 15, 2017.  Mr. Reinsdorf will remain with the Company through January 2018 in order to support an orderly transition.   A copy of the press release is attached as an exhibit to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
As set forth in her Employment Offer Letter, dated as of September 1, 2016, between the Company and Ms. Reinsdorf (the “Employment Offer Letter”), her resignation constitutes a “Good Reason Resignation” under the Tyco International Change in Control Severance Plan for Certain U.S. Officers and Executives (the “CIC Plan”). As a result, upon receipt of a general release in favor of the Company, Ms. Reinsdorf will be entitled to receive:

•	a lump sum payment of two times her base salary and target annual bonus;

•	a pro rata portion of her target annual bonus for fiscal 2018;

•	continued medical and dental coverage at active employee rates for one year;

•	a lump-sum payment equal to the value of the employer portion of the premiums for medical and dental benefits for an additional year; and

•	executive outplacement services for one year.

In addition, all stock options granted to Ms. Reinsdorf prior to the merger between Johnson Controls, Inc. and a wholly owned subsidiary of Tyco International plc (“Tyco”) on September 2, 2016, referred to herein as the “Merger,” shall vest, to the extent not already vested, and be exercisable until the earlier of (i) the original expiration date of the option, and (ii) three years from her termination of employment. With respect to Restricted Units (“RUs”) granted to Ms. Reinsdorf prior to the Merger, such RUs shall vest and become payable upon her termination of employment.
As set forth in her Employment Offer Letter, the retention Restricted Share Unit (“RSU”) award granted to her following the Merger will vest on a pro-rata basis. Stock options granted to her after the Merger shall vest on a pro-rata basis and be exercisable for a period of three years from the date of her termination of employment. RSUs granted to her after the Merger (other than the retention RSUs described above) will vest on a pro-rata basis with an offset for RSUs that have already vested. With respect to Performance Share Units granted to her after the Merger, she shall be eligible to earn a number of PSUs at the end of the performance period based on actual performance, but pro-rated based on the number of months she was employed during the three year performance period.
Ms. Reinsdorf is subject to a customary covenant not to compete with the Company or solicit employees of the Company for specified periods after her departure.
The foregoing summary is qualified in its entirety by reference to the Employment Offer Letter and CIC Plan, which have been filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 6, 2016 and Exhibit 10.6 the Company’s Current Report on Form 8-K filed on November 17, 2014, respectively, which are incorporated herein by reference.

Change of Vice President, Corporate Controller and Principal Accounting Officer
On November 9, 2017, the Company also reported that Suzanne M. Vincent will no longer serve as the Company’s Vice President and Corporate Controller and Principal Accounting Officer as of December 1, 2017. Following her service as Principal Accounting Officer, Ms. Vincent will remain with the Company as its Vice President and Chief Financial Officer, Power Solutions.
In connection with the change in her responsibilities, Ms. Vincent entered into an amendment (the “Amendment”) to her Change of Control Executive Employment Agreement dated September 23, 2014, as amended (the “COC Agreement”). Pursuant to the Amendment, Ms. Vincent agreed to waive her right to assert a “Good Reason” termination of employment (as such term in defined in the COC Agreement) with respect to (i) her appointment as Vice President and Chief Financial Officer, Power Solutions, and (ii) any other event or change in roles and responsibilities occurring after the Merger, but prior to the date of the Amendment. She has also agreed to amend the definition of “Good Reason” under her COC Agreement to be substantially consistent with the definition of “Good Reason” under the Johnson Controls International plc Severance and Change in Control Policy for Officers effective as of September 2, 2016, which was filed as Exhibit 10.18 to the Company Annual Report on Form 10-K for year ended September 30, 2016 and is incorporated herein by reference.
The Company also reported that Robert VanHimbergen has been appointed to succeed Ms. Vincent as Vice President and Corporate Controller and Principal Accounting Officer effective December 1, 2017. Mr. VanHimbergen, age 41, joined Johnson Controls, Inc. in 2007 as its Corporate Director of Global Accounting. From 2007 to June 2015 he held various Corporate and Power Solutions positions of increasing responsibility. From July 2015 to October 2017 he served as the Chief Financial Officer of Yanfeng Global Automotive Interior Systems Co., Ltd., a joint venture between Adient plc and Shanghai Yanfeng Automotive Trim Company, Ltd.
In connection with Mr. VanHimbergen’s appointment, Mr. VanHimbergen will be entitled to receive compensation and participate in benefits plans, including equity compensation and annual cash incentive plans, generally available to the Company’s other executives.  In addition, in connection with Mr. VanHimbergen’s appointment, (i) the Company is expected to enter into a deed of indemnity (the “Deed of Indemnity”) with him, and (ii) Tyco Fire & Security (US) Management, Inc., a Nevada corporation and an indirect wholly owned subsidiary of the Company (the “Management Company”), is expected to enter into an indemnification agreement with him (the “Indemnification Agreement”).
The Deed of Indemnity and Indemnification Agreement (together, the “Indemnification Arrangements”) provide, respectively, that the Company and the Management Company will, to the fullest extent permitted by law, indemnify each covered person against all expenses, liabilities or losses incurred in any action or proceeding related to such covered person’s service to the Company on the terms and conditions set forth in the Indemnification Arrangements. No indemnification will be paid pursuant to the Indemnification Arrangements (i) on account of any proceeding in which a final and non-appealable judgment is rendered against a covered person for an accounting of profits from the purchase or sale of securities of the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, (ii) if a court finally determines that the indemnification is not permitted under applicable law, (iii) on account of any proceeding pursuant to which the covered person has been convicted of a crime constituting a felony, or (iv) on account of any proceedings brought by the Company and or any of its subsidiaries against the covered person.
     The foregoing is only a general summary of certain aspects of the Deed of Indemnity and the Indemnification Agreement, does not purport to be complete and is qualified in its entirety by reference to the form of Deed of Indemnity and form of Indemnification Agreement attached as Exhibits 10.4 and 10.5, respectively, to the Current Report on Form 8-K filed by the Company on September 6, 2016.
    Mr. VanHimbergen is also expected to be subject to the Company’s Severance and Change in Control Policy for Officers dated as of September 2, 2016, which the Company filed as Exhibit 10.19 to its Annual Report on Form 10-K for the year ended September 30, 2016, which is incorporated by reference herein.
There are no transactions in which Mr. VanHimbergen has an interest requiring disclosure on the part of the Company under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 9.01    Financial Statements and Exhibits

Exhibit 99.1    Press Release, dated November 9, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

Date: November 9, 2017	By:	/s/ Matthew R.A. Heiman
	Name:	Matthew R.A. Heiman
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 9, 2017